Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-57577, 333-61780, 333-108163 and 333-120906 on Form S-8; Post-effective Registration Statement No. 333-145357 on Form S-8; and Registration Statement No. 333-141475 on Form S-3 of our reports dated March 17, 2008 (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of Financial Accounting Standards Board Statement No. 109,” on January 1, 2007 and Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment,” on January 1, 2006), relating to the consolidated financial statements of Kendle International Inc. and subsidiaries and the effectiveness of Kendle International Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Kendle International Inc. and subsidiaries for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio
March 17, 2008